Exhibit 10.1

Amendment to employment agreement

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of May 1, 2020 (the “Amendment Date”), shall amend that certain Employment Agreement (the “Employment Agreement”), dated May 4, 2016, by and among Natural Habitat, Inc., a Colorado corporation (the “Company”), Lindblad Expeditions Holdings, Inc., a Delaware corporation (“Parent”), and Ben Bressler (“Executive”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Employment Agreement.

Recitals

WHEREAS, as set forth below, the parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing recital, which shall constitute a part of this Amendment, and for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENT

1.     Amendment to the Employment Agreement. Effective as of the Amendment Date, the Employment Agreement shall be amended as follows:

(a)     The Term of the Employment Agreement as set forth in Section 1(b) of the Employment Agreement shall be and hereby is extended until December 31, 2023, subject to earlier termination as provided in Section 3 of the Employment Agreement. For the avoidance of doubt, the second sentence of Section 1(b) of the Employment Agreement shall continue to apply and remain in full force and effect.

(b)     All references in Section 2(c) of the Employment Agreement to September 30, 2020 shall be and hereby are changed to December 31, 2023.

(c)     The parenthetical in the first sentence of Section 2(c)(i)(C) of the Employment Agreement is amended to read in its entirety as follows: “(which Options shall be granted effective as of the grant date thereof, which shall be as soon as practicable after December 31, 2023)”.

(d)     All references in Section 2(c) and Section 4 of the Employment Agreement to December 31, 2020 shall be and hereby are changed to December 31, 2023.

(e)     The reference in Section 2(c)(i)(A) of the Employment Agreement to January 1, 2020 is hereby changed to January 1, 2023.

(f)     The reference in Section 2(c)(E) of the Employment Agreement to March 15, 2021 is hereby changed to March 15, 2024

2.     Other Provisions. Except as expressly modified by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

3.     General Provisions. This Amendment may be executed in separate counterparts and delivered by fax or email. Sections 12(a) (“Governing Law”) and 12(j) (“Arbitration”) of the Employment Agreement shall also apply to this Amendment. The provisions of this Amendment may be amended and waived only with the prior written consent of the Company, Parent and Executive.

[Signature Page Follows]

The parties hereto have executed this Amendment to Employment Agreement on the date first above written.

COMPANY

NATURAL HABITAT, INC.

By:     /s/ Sven-Olof Lindblad

Name:     Sven-Olof Lindblad

Title:     Chief Executive Officer and President

PARENT

LINDBLAD EXPEDITIONS HOLDINGS, INC.

By:     /s/ Sven-Olof Lindblad

Name:     Sven-Olof Lindblad

Title:     Chief Executive Officer and President

EXECUTIVE

/s/ Benjamin Bressler_______________________

Ben Bressler